SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2011


                                  STEVIA CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      333-152365                 98-0537233
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)

                                  7117 US 31 S
                             Indianapolis, IN 46227
                    (Address of principal executive offices)

                                 (888) 250-2566
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the "SEC"). These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "Stevia" or the "Registrant" refer to Stevia Corp., a Nevada corporation and its wholly owned subsidiary Stevia Ventures International Ltd., a business company incorporated in the British Virgin Islands.

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SECTION 1 - REGISTRATION'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 below is incorporated by reference herein.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 23, 2011 (the "Closing Date"), the Registrant closed a voluntary share exchange transaction with Stevia Ventures International Ltd., a business company incorporated in the British Virgin Islands ("BVI") pursuant to a Share Exchange Agreement (the "Exchange Agreement") by and among the Registrant, BVI and George Blankenbaker, the stockholder of BVI (the "BVI Stockholder"). BVI owns certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

Prior to the voluntary share exchange under the Exchange Agreement ("Share Exchange Transaction"), we were a public reporting "Shell Company", as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the consummation of the Exchange Agreement we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") and Rule 12b-2 of the Exchange Act.

Simultaneously with the Closing of the Share Exchange Transaction, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, our former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

As a result of the Share Exchange Transaction, the BVI Stockholder received 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI. BVI became our wholly-owned subsidiary.

Of the 12,000,000 shares issued in connection with the Share Exchange Transaction, 6,000,000 of such shares are being held in escrow pending the achievement by Registrant of certain post-Closing business milestones (the "Milestones"), pursuant to the terms of the Make Good Escrow Agreement, between the Registrant, Greenberg Traurig, LLP, as escrow agent and the BVI Stockholder (the "Escrow Agreement"). As set forth in the Escrow Agreement, the shares associated with each Milestone shall either be released to the BVI Stockholder upon achievement of each Milestone, or forfeited to the Company upon notification to the escrow agent that the Milestone has not been achieved. All shares shall be either forfeited or released from escrow by the two year anniversary of the Closing Date.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The foregoing description of the terms and conditions of the Exchange Agreement and the Escrow Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement. A copy of the Exchange Agreement is attached hereto as
Exhibit 2.1, and a copy of the Escrow Agreement is attached hereto as Exhibit 2.2, and each is incorporated herein by reference.

From and after the Closing Date, our operations will consist of the business and operations of BVI. Therefore, we disclose information about the business, financial condition, and management of BVI in this Form 8-K.

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For accounting purposes, the Share Exchange Transaction has been accounted for as an acquisition of BVI by the Registrant under the reverse acquisition method for business combinations, with BVI being the accounting acquirer. Consequently, the consolidated financial statements of the Registrant represent a continuation of the financial statements of BVI, subject to adjustment as set forth in ASC 805-40-45-1. The financial statements of BVI are set forth in Exhibit 99.1 of this Current Report. Pro forma information is only presented for the balance sheet and statement of operations, as on the date of the Exchange Agreement, the Registrant was considered a public shell and accordingly, the transaction was not considered a business combination. For pro forma financial information, see
Exhibit 99.2 of this Current Report.

                             DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to "we", "us" or "our" hereinafter in this Form 8-K are to the business of Stevia Ventures International Ltd., except that references to "our common stock", "our shares of common stock" or "our capital stock" or similar terms shall refer to the common stock of the Registrant. Unless otherwise noted, all references to dollar amounts hereinafter in this Form 8-K are to United States dollars.

OVERVIEW

OUR COMPANY

We are a farm management company with a strong focus on stevia agronomics from plant breeding to good agricultural practices to post-harvest techniques. We plan to invest heavily in research and development and intellectual property acquisition and provide farm management services to contract growers and other industry growers.

Our focus is on implementing quality agribusiness solutions to our partners, contract growers and customers to maximize the efficient production of stevia leaf. Our management team has extensive expertise in farm management and contract growing in Asia, and extensive experience in international business management.

Our mission is to become the global leader of stevia leaf growers and to create a durable competitive advantage by focusing on the full spectrum of agronomic and business inputs and to develop, secure, or acquire the latest intellectual property that will enable us to consistently produce high per unit volumes of high quality leaf utilizing environmentally sustainable methods that create a positive social impact.

We believe we can accomplish our mission by becoming the stevia agribusiness partner of choice for our contract growers and customers, thereby creating global synergies and producing a sustainable supply of stevia leaf sufficient to support vertical integration of extraction facilities in each country that we operate.

THE INDUSTRY AND OUR OPPORTUNITY

The World Health Organization estimates that there are more than one billion people globally who are overweight, 400 million who are obese. With these numbers expected to nearly double by 2015, governments are putting pressure on the food industry to offer products with reduced calories and we believe that consumers are looking for more natural products and simpler ingredient lines on the foods and beverages they purchase.

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In evaluating potential sweetener alternatives, manufacturers focus on taste, pricing, and a sustainable and scalable supply. Stevia fulfills these four criteria and has the added advantage of contributing no calories to food and beverage with a near zero glycemic index, making it safe for diabetics. Additionally, stevia has the benefit of having excellent application synergies with sugar and corn as well as cost advantages that can offset sugar and corn sweetener input costs. In addition the new blending approaches being used to combine stevia with sugar and corn sweetener to produce reduced calorie products completely overcomes any negative taste profiles.

Originating from Paraguay, stevia leaf has been valued for centuries because of its sweetening properties and has been used as an approved sweetener in Japan and Korea for decades. Extracts from stevia contain a mixture of different molecules that vary depending upon climate and growing conditions and it was historically impossible to come up with clear and consistent specifications of the product needed to make it a reliable ingredient. This issue was only overcome in recent years by identifying the steviol glycoside molecules with the best taste profiles and by developing innovative and unique process technologies to separate and purify stevia extract to pharmaceutical levels of purity on a reliable and consistent basis: and, importantly, to do so in commercially viable volumes.

In 2008, Rebaudioside A, a steviol glycoside, was granted GRAS (Generally Recognized as Safe) status by the US Food and Drug Administration following applications by Cargill and Merisant. Since then, approval by legislators across the world has opened the door to new formulations and reformulations of foods and beverages with zero or reduced calorie content. In 2009, stevia was incorporated into leading soft drinks brands manufactured by Coca-Cola and PepsiCo.

Usage of stevia has continued to increase in recent years and in 2010 stevia products were launched across thirty-five countries and 38 categories. Within two years of the USA market opening, Nielsen based retail consumption data indicated almost $1 billion of retail sales. Market research group, Mintel, has said it expects sales of stevia sweetened products to top $2 billion in 2011. U.K. based Zenith International estimates worldwide sales of stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million and is forecasting that the global market for stevia will reach 11,000 tons by 2014 requiring the tripling of stevia leaf production at the farm level to keep pace with consumer demand.

The stevia industry is segmented into three main business processes: i) extraction and purification, ii) product formulation and marketing, and iii) plant breeding and farming.

Within the extraction and purification sector there are two clear industry leaders, PureCircle Ltd ("PureCircle") and GLG Life Tech, which together control a majority of the stevia market and supply Coca Cola and Pepsico. PureCircle alone supplies more than 90% of the US stevia market, excluding the table top sweetener category.

There is also active development in product formulation and marketing and considerable advances are being made in new formulations and flavoring enhancements.

However, the third industry segment, production of leaf (farming) has been highly overlooked to date and with nearly 80% of the cost of refined stevia being composed of the leaf cost, we believe there remains considerable opportunity to build value in the supply chain by focusing on stevia agronomics. The stevia genus includes more than 100 species and each species contains unique sweet compounds. However, only two of these species contain steviol glycosides and of these two the variety with the sweetest compounds is stevia rebaudiana bertoni. There is relatively little technical knowledge of this species and almost all commercial growing of stevia has occurred in China because of the traditional Japanese and Korean markets. Now with the global market demand for high TSG (total steviol glycoside) and high Reb-A (Rebaudioside A) producing

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plants, there is a huge demand for agronomic and farm management expertise to establish new plantations and rapidly scale leaf production.

PRODUCTS AND SERVICES

PRODUCTION OF STEVIA

GROWTH CYCLE - The stevia plant is a perennial but the growing cycle varies greatly depending on the particular strain and location. Stevia is sensitive to frost and in China where most stevia is grown today, it is common to only have one or two harvests. Closer to the equator it is possible to harvest year round with some dormancy during the winter months. It is also possible to manipulate the harvest cycle and in developing countries where manual labor is the preferred method, a short cycle of as little as 45 to 60 days between harvests is preferred. However, in more developed countries where mechanization is the focus, a longer growing cycle is preferred and cycles of more than 120 days have been achieved.

YIELD - Expected annual dry leaf yields of plant varieties commonly sourced from China is three to six tons per Ha. Field trial data indicates that six tons or more per hectare (Ha) can be achieved working with elite strains. We are focused on securing such strains and adapting them to local growing environments. By continuing to build our inventory of elite strains and refine our farm management practices and technologies, we can continue to improve yield and plant performance and secure the economic value of our intellectual property.

HARVEST - Stevia is a very labor intensive plant and traditionally has been harvested by hand. As larger commercial operations have begun to focus on stevia, a considerable amount of research is being put into the mechanization of planting, harvesting and leaf removal. While we will need to maximize mechanization in the United States to be economical, in many Asian locations there is both an abundance of low cost labor and an expectation that stevia will provide an economic stimulus and employ many of the farmers in poor rural areas. So the adoption of mechanization will need to consider both economic and social factors.

LOCATION - Infrastructure is a major criteria for field site selection and can be especially challenging in developing countries. A viable site must have the proper weather and soil that is suitable for plant growth as well as being in a location that satisfies logistical business considerations, such as being easily accessible and in close proximity to a capable labor pool.
 Access to water can often be a challenge and greatly limits the areas where an irrigation model can be applied. Vietnam has excellent road infrastructure and our fields are easily accessible by passenger car or lorry and most potential growing areas are located within hours of a major port city. Indonesia has an abundance of low cost labor and land available for acquisition that is suitable for new varieties of stevia that we are breeding and/or acquiring to grow in the equatorial zone.

LAND USE - Based on current land ownership in Vietnam, we will need to rely on both contract farming and plantation models. In Indonesia, we will be able to acquire vast tracts of land and will prioritize farming models based purely on the economics and preferred levels of capital risk exposure. We are conducting field trials under both methods to determine the preferred model.

LABOR AND RESEARCH AND DEVELOPMENT - Stevia is a labor intensive plant and it is also a very technical plant requiring a high degree of knowledge and/or expertise to manage it properly. This is especially true of the newer high Reb-A varieties. Although the stevia plant naturally produces Reb-A, it does not require a high concentration to survive in its natural environment. The high Reb-A varieties are newly developed and there is very limited experience and knowledge in the world about the proper techniques to care for these plants. Therefore, our initial funding will be largely used to secure elite plant

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varieties, culling the current planted varieties, developing state of the art propagation techniques, conducting field trials, documenting local operating procedures and developing post-harvest techniques.

FINANCIAL - The value of the stevia leaf fluctuates based on supply and demand and the quality of the leaf. Wide seasonal variances on the open market are common and make long-term planning difficult. By entering into long-term supply contracts with leaf buyers we will be able to plan our growth and commit to large plantations and contract growers. In addition, buyers of leaf pay a substantial premium for high quality leaf. This places strong economic value on our intellectual property, including our elite stevia strains, and our farm management solutions.

Current contracted selling price for leaf that meets the minimum standards is set at a fixed price. Leaf exceeding the minimum standards will receive a premium for which the benchmarks and price tiers will be reviewed each year based on comparative market leaf quality and supply and demand.

Historically, leaf that produced 13% TSG and 70% Reb-A was purchased at an average premium of 20%. Elite strains can potentially deliver TSG well above 12% and Reb-A above 80% providing significant economic advantage. Minimum standards require a TSG of 12% or more, Reb-A to be at least 60% of TSG, maximum of 5% impurities and a maximum moisture content of 10%.

OUR KEY CONTRACTS AND RELATIONSHIPS

PURECIRCLE

PureCircle is one of the largest stevia extraction and refinery companies in the world, and as such is also one of the largest buyers of stevia leaf. We have entered into a Supply Agreement with PureCircle, dated February 20, 2009, as amended (the "Supply Contract"), whereby PureCircle has agreed to purchase leaf we produce at a fixed price during the term of the Supply Contract. We believe this relationship with PureCircle will make us more attractive to potential grower partners and will also provide us with the price stability needed to expand our own stevia production.

We hope to expand our relationship with PureCircle and are currently negotiating a letter of intent to extend our agreement and relationship at the end of the current supply contract. As our operations expand, we also would like to partner with PureCircle or another refiner to build and operate a primary extraction facility near the leaf source which could directly feed the refiner's downstream supply chain. PureCircle has established the largest downstream stevia supply chain and could be an ideal partner for such a venture.

INDEPENDENT GROWER RELATIONSHIPS

We plan to develop a significant network of partner growers who we can market our production methods and technologies to and who will also help supply us with the stevia product necessary to fulfill our supply obligations. We have entered into initial purchase agreements with each of Asia Stevia Investment Development Company Ltd. and Stevia Ventures Corporation (each a "Supplier"), whereby the Suppliers will provide us with stevia on the terms and conditions set forth therein.

AGRO GENESIS

We are currently in discussions with Agro Genesis Pte Ltd, a science-based agribusiness company ("Agro Genesis"), to engage Agro Genesis as our primary technology partner. As part of this strategic partnership, we would co-own any technology related patents (e.g. new varieties, propagation technology, cultivation program, harvest and post-harvest process) resulting from the engagement. We would also have the right of first offer for the use and

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distribution rights of yielded patents resulting from the engagement. As part of our discussions with Agro Genesis, we are also negotiating for the right to be the exclusive distributor of their g'farm system (powered by MS Technology) for stevia growing and for Agro Genesis to be our exclusive technology partner to support the distribution.

GROWERS SYNERGY

We are currently in discussions with Growers Synergy Pte Ltd, a regional farm management services provider ("Growers Synergy"), to manage in-country operations in both Vietnam and Indonesia. We believe that a relationship with Growers Synergy or a similar regional farm management company would provide us with a strategic advantage and potential synergistic partnership by providing us with guaranteed off-take agreements for agriculture crops other than stevia, which will be produced as part of inter-cropping practices to maintain optimal soil conditions for stevia farming.

Growers Synergy would work with us and our technology partners to combine the agronomy protocol with the farming models. Models and their related protocols will be commercially field tested during the first two years working with the provincial and national programs and establishing 100 Ha of field trials.

A local farm management service, such as Growers Synergy is critical to assist us in training local teams with the documented protocol sufficient to scale to 1,000 Ha to create a turnkey project. Our goal, after two years, is to be vested with fully documented protocols, local teams of trained staff capable of supporting the scale up to 1,000 Ha and farmers communities that are capable of growing stevia. To help us achieve this, a farm management service, such as Growers Synergy, would provide the necessary resources and assign staff to fill the following positions:

     *    Development Manager

     *    Operations Manager

     *    Logistics Manager

     *    Field Manager

     *    Technical Supervisor

     *    Training Manager

In addition they would provide the following support staff and infrastructure to support our commercial presence:

     *    Accountant

     *    Secretary

     *    Office

     *    Utilities

     *    Phones for assigned personnel

     *    All related regional (Asia) travel for all assigned personnel

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OUR FARM MANAGEMENT SERVICES

Our objective is to provide a full spectrum of farm management services to manage our contract farms, service industry growers and provide for optimal stevia production.

To achieve this objective we plan to develop a local SOP (standard operating procedures) manual specific to each growing location and plant variety, which documents the proper use of all inputs including a proprietary crop production system utilizing licensed formulation technologies and a Micro Suspension technology which delivers fertilizers that we believe are more efficient and cost effective than current chemical fertilizers. We believe this customized operating manual will result in advanced propagation and growing techniques that can improve the quality and efficiency of the stevia plants.

We have also licensed a wide portfolio of highly efficient and environmentally friendly crop nutrition products. These products are performance minerals, plant phyto-chemicals, functional nutrients and microbial formulations. All products are derived from natural sources and can be used as sustainable agriculture solutions and/or for organic farming.

Currently, we believe we may be the only company that delivers the full spectrum of agricultural consulting and solutions for stevia growers, including:

ELITE GERMPLASM - high performance mother stock suitable for varied regions and environment.

ADVANCED PROPAGATION TECHNIQUES - methods that are efficient, more cost effective, and produce a higher quality plant.

MICRO SUSPENSION PRODUCTS - a range of fertilizers produced using a licensed proprietary Micro Suspension technology.

GF SYSTEM (G'FARM CROP PRODUCTION TECHNOLOGY SYSTEM) - a crop production system that leverages consulting expertise and Micro Suspension products to provide location and strain specific, sustainable farming practices.

INTELLECTUAL PROPERTY DEVELOPMENT

During the coming 24 months, our primary focus in intellectual property development will be on identifying optimal cultivar varieties for intended growing sites, developing and testing a propagation protocol, developing cultivation technology including an intercropping system and regional adaptability test, and developing post-harvest and refinery processes.

As further described above in the section titled "Our Key Contracts and Relationships", we are in the process of negotiating a contract with Agro Genesis to serve as our primary technology partner and to grant us an exclusive license to their g'farm system (powered by MS Technology) for stevia growing. If we are able to reach an agreement with them, we anticipate Agro Genesis being a key part of our intellectual property development.

OUR COMPETITIVE ADVANTAGE

We believe our intellectual property suite and our ability to serve as a one-stop agribusiness solution will provide us with a competitive advantage against our competitors.

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Our intellectual property, particularly our Micro Suspension products used in our GF System, has the potential to create a dedicated customer base because the GF System once implemented on a farm calls for continual use of our Micro Suspension products as a mandatory crop input. This long-term customer relationship can enable us to create a substantial barrier to entry to potential new competitors, while at the same time providing networking benefits that could further propagate our business.

Additionally, our developing relationship with PureCircle has the potential to make us an attractive partner to growers who are looking for a guaranteed market for their product. Our supply relationship with PureCircle will allow us to commit to growers that leaf grown using our Micro Suspension products will have a ready market with refiners.

OUR PROPERTIES

Although our primary focus will be on providing farm management services to our contract growers, we also plan to implement our technology and protocols to develop and expand our own stevia production. This will allow us to fully capitalize on the value of the intellectual property we create, while also providing us an environment in which to continue to develop and refine our farm management techniques and strategies.

We have acquired two grower supply contracts and three nursery fields in Vietnam. Seventeen fields have been established in five provinces in the northern half of Vietnam with a total propagation of 20 Ha of which eight Ha is growing high Reb-A Morita 2 and Morita 3 varieties and 12 Ha is local variety that is being converted to high Reb-A.

The provincial locations include Hanoi, Bac Giang, Hai Duong, Hoa Binh and Nghe An.

As further described above in the section titled "Our Key Contracts and Relationships", we plan to engage a regional farm management services provider, such as Growers Synergy, to manage in-country operations in both Vietnam and Indonesia.

Our third fiscal year is expected to be the first year of commercial cultivation and we plan to target 1,000 Ha. The exact months to be targeted for planting will be determined by the protocol confirmed during the first two years. Logistically, the process of going from propagation center to greenhouse to seedling to field is a very labor intensive effort that requires a large number of trained workers. In addition, the field preparations are critical and need to be inspected and supervised. Therefore a balance will be made between the quality of the available biological windows and the logistical cost against the backdrop of our targeted Ha. Another significant factor is the nursery and greenhouse requirements. The more confined the window, the more capacity is required.

We will utilize the green house facilities of our local grower partners in a decentralized model that more efficiently addresses the logistical challenges presented by the contract farming model. It is assumed that the commercial fields will be scaled by stem cutting and we will receive reimbursement for the cost of seedlings one month after delivery.

To ensure quality control, we will provide the equipment, intellectual property, and protocol processes derived from our research and development program for post-harvest processing of leaf. Under a decentralized model suitable to contract farming in Vietnam, the grower partners will be responsible for processing the leaf under our protocols which will be monitored by our quality control staff. However, depending on the results of our research and development, a centralized processing facility may be recommended.

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REGULATION

HISTORY

Stevia extracts may be used in a wide variety of consumer products including soft drinks, vegetable products, tabletop sweeteners, confectioneries, fruit products and processed seafood products, in a wide range of countries, including almost all major markets, and as a dietary supplement in others. Clinical studies have supported the safety and stability of stevia's various high purity compounds used in food and beverages. There is no known health threat and this is increasing consumer confidence in stevia as a sugar substitute.

Cargill and Merisant each submitted applications to the United Stated Food and Drug Administration (FDA) in 1998 for GRAS approval. On December 17, 2008 the stevia extract, Rebaudioside A (Reb-A), received GRAS approval.

In December 2008, Australia and New Zealand approved highly purified forms of stevia extracts as safe for use in food and beverages. Previously, such extracts had only been permitted for use as a dietary supplement in these countries.

Stevia extracts have been sanctioned by the Ministry of Health of China to be used as a food additive, and are listed in the Sanitation Standard of Food Additives.

In July 2010 the FDA issued GRAS             Country         Type of Approval
clearance for PureCircle's high purity       -------         ----------------
SG95 stevia product which opened up
opportunities for many more applications     NORTH AMERICA
as well as more cost effective                  USA           Food additive
solutions. Further regulatory clearances        Canada        Dietary supplement
were secured for Reb-A in Switzerland           Mexico        Food additive
and France confirming the growing            LATIN AMERICA
regulatory support for high purity              Argentina     Food additive
stevia. Presently in the wider European         Brazil        Dietary supplement
Union ("EU") and Canada, stevia extracts        Chile         Food additive
are permitted for use only as a dietary         Colombia      Food additive
supplement.                                     Ecuador       Food additive
                                                Paraguay      Food additive
Efforts to eliminate the EU restrictions        Peru          Food additive
are ongoing. The European Stevia                Uruguay       Food additive
Research Center ("ESC") and the European        Venezuela     Food additive
Stevia Association ("EUSTAS") are            ASIA PACIFIC
EU-based organizations that focus on            Australia     Food additive
stevia research and the elimination of          Brunei        Food additive
the EU's ban on consumption. The ESC is         China         Food additive
housed at the Laboratory of Functional          Hong Kong     Food additive
Biology at the Katholieke Universities          Indonesia     Dietary supplement
Leuven ("KU Leuven") in Belgium and was         Japan         Food additive
founded by Professors Jan Geuns of the          Malaysia      Food additive
Laboratory for Functional Biology and           New Zealand   Food additive
Johan Buyse of the Laboratory of                Singapore     Food additive
Physiology and Immunology of Domestic           South Korea   Food additive
Animals at KU Leuven.                           Taiwan        Food additive
                                                Thailand      Dietary supplement
In June 2007, the Joint Expert Committee        Vietnam       Dietary supplement
on Food Additives ("JECFA") concluded        EUROPE
that steviol glycoside showed no adverse        France        Food additive
affects and was stable for use in food          Switzerland   Food additive
and acidic beverages under normal               Russia        Food additive
conditions, and in June 2008, extended
its recommendation for acceptable daily
intake of up to four mg per kg body
weight per day.

In April 2010, at the request from the European Commission, the European Food Safety Authority's scientific panel on additives, the ANS Panel, assessed the

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safety of steviol glycosides, sweeteners extracted from plant leaves, and established an acceptable daily intake for their safe use. The assessment has been sent to the European Commission which will consider whether or not to authorize the substances in the European Union for their proposed use in particular in sugar free or reduced energy foods such as certain flavored drinks, confectionery with no added sugar or energy reduced soups.

The toxicological testing conducted by the ANS panel showed that the substances are not genotoxic, nor carcinogenic, nor are they linked to any adverse effects on the human reproductive system or for the developing child. The ADS panel set an acceptable daily intake of four mg per kg body weight per day for steviol glycosides, a level consistent with that already established by JECFA.

EUSTAS believes that the current EU ban on stevia is out of sync with the current global regulatory environment and the EU could grant approval for stevia in the near future based on the FDA's decisions and JECFA's decision on the acceptable daily intake of stevia.

TAXATION

The primary stevia extraction sites in the Vietnam region are currently located in China, and for this reason we expect that all the stevia leaf we produce in Vietnam will initially be imported into China for processing. Therefore, China's import taxation regulations will be of critical importance to us.

In China, stevia is currently classified as a medicinal plant and is assessed a 30% tax on imports. In other countries the importation of the finished product is high. As stevia leaf production becomes more diversified globally, the location of the extraction facilities will also begin to decentralize and there will be opportunities for vertical integration within leaf growing countries to more competitively serve the domestic markets.

Trade regulations with China and neighboring countries are very positive. Standard taxation in Vietnam includes 5% on domestic sales, 10% on exports and 25% income tax on net profit. We may be able to obtain a waiver of sales tax for stevia exports.

VIETNAM LAWS

A significant portion of our initial business operations will occur in Vietnam. We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnam legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the Vietnamese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government's decisions by the superior government. These uncertainties may limit legal protections available to us.

MARKETS, INDUSTRY AND SALES STRATEGY

MARKET TRENDS AND CONSUMER SENTIMENT

Mintel New Product Database confirmed that the number of new stevia product launches in 2010 increased by 200% over the previous year with product launches across thirty-five countries. Nielsen data indicates that US stevia-based sales totaled $809 million, an increase of 126% on the $357 million recorded in full-year 2009 and crossed 38 categories of food and beverages. Euromonitor

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reported launches of products with stevia increased 87% in 2010, while launches of saccharine declined 41% and launches with aspartame declined 13%, and because stevia has yet to win full regulatory approval across Europe, the market still remains relatively untapped.

After only 12 months on the market in the United States, Nielsen retail data estimates stevia sweeteners surpassed aspartame sales and now comprise 14% of the USA tabletop sugar substitute market. Stevia is also taking market share away from sucralose and high fructose corn syrup.

This market data suggests that consumers are willing to consider stevia as a viable low calorie "natural" ingredient.

MARKET SEGMENTS

Originally it was thought that stevia's market would be restricted to zero calorie beverage applications and would primarily be a premium priced natural ingredient replacement for artificial High Intensity Sweeteners (HIS). While stevia did make a large impact within the $8 billion HIS sector, overtaking aspartame within its first year of launch, the potential market has expanded to the entire sweetener market and across all food and beverage categories.

There were two key developments that have opened the market. First, there was proven consumer demand for all-natural REDUCED calorie products where stevia was blended with sugar reducing caloric value by 30% to 40% without sacrificing the functionality and taste of sugar. Second, high purity total steviol glycosides with reduced Reb-A content were granted GRAS status by the FDA in July 2010. Costing less than sugar and less than 50% of Reb-A, this allowed stevia products to be formulated across a wide range of sweetness and create an economic advantage while producing a premium all natural low calorie product desired by the consumer.

The two industry leaders, PureCircle and GLG Life Tech, have partnered with major sugar manufacturers in the US (Imperial Sugar), Denmark (NordZucker), France (Tereos), Great Britain (British Sugar), and Australia (Sugar Australia) to market blended reduced calorie products. SteviaCane is a steviasucrose retail product being marketed by Natural Sweet Ventures, a joint venture between PureCircle and Imperial Sugar.

The entire sweetener market is nearly $80 billion and split into three main categories: Sugar (82%), High Fructose Corn Syrup (HFCS) - (9%), and High Intensity Sweeteners (HIS) - (9%). Overall the sweetener market is growing, but HFCS and artificial HIS ingredients are being replaced with natural alternatives such as stevia. In addition, stevia is being blended with sugar to meet the low calorie consumer requirements while still maintaining functionality and taste.

Given that the standard product development and launch cycle is eighteen months to three or more years, it is expected that the true market size potential and consumer acceptance will only be confirmed in late 2011 and beyond. Additionally, regulatory clearances expected in 2011 (EU, Argentina, Canada, Indonesia, Thailand, Vietnam and others) will facilitate accelerating the roll-out of sizeable brands internationally.

SALES STRATEGY AND IMPLEMENTATION

We have entered into a supply contract with PureCircle, whereby PureCircle has agreed to purchase the leaf we produce during the term of the supply contract. We are currently negotiating a letter of intent to extend our agreement and relationship with PureCircle at the end of the current supply contract.

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In the future, we may consider a joint venture with PureCircle or another refiner, to build and operate a primary extraction facility near the leaf source which could directly feed the refiner's downstream supply chain. PureCircle has established the largest downstream stevia supply chain and could be an ideal partner for such a venture.

We will also have the option to private label our own stevia products and build our own brand value and supply chain which could be leveraged when a primary extraction facility is operating.

However, our core focus will be on leveraging our germplasm inventory, propagation systems, Micro Suspension intellectual property and farm systems to provide competitive farm management services to stevia growers.

GEOGRAPHIC MARKETS

Our target markets are initially Vietnam and Indonesia where we have contracted with growers and have established our own nurseries and test fields. Although our priority is Asia, our services are not limited to specific countries and we plan to pursue viable opportunities in other markets.

Crop nutrition forms a core component of our farm management system and is a highly specialized field which requires extensive knowledge and experience which is both crop-specific and country-specific. However, there are fundamental crop characteristics that are similar for a specific crop sector across countries. We believe this will allow a successful model in one country to be replicated in another country.

MARKETING

We believe it is important to educate the local governments and farmer communities on the merits of stevia becoming a new commercial crop and its potential as a new economic stimulus for rural farmers. Our President and our local partner have been conducting talks and training sessions for more than two years in Vietnam and have fostered local support at many levels. To support the farmers transition to stevia farming and provide an opportunity to showcase the stevia opportunity to farmer communities, the Vietnam government has approved financial support at both the provincial and national level to plant 20 Ha and 50 Ha respectively. The fields will be small plots located in several villages and will serve as demonstration fields and stepping stone to gain wide support from growers in several villages.

We will enter into formal cooperative agreements with the Medical Plant Institute in Hanoi and the Agricultural Science Institute of Northern Central Vietnam located in Nghe An province. Each will provide research assistance, access to equipment for testing and land for field trials to help create economic stimulus for the farmers. We will maintain full ownership of all intellectual property that is developed while working in cooperation.

In Hoa Binh province, we will take over a nursery that will serve as a test pilot for NGO's (non-governmental organizations). If the stevia model proves to be viable, the NGO's will begin to introduce and fund stevia farming programs for the communities that they serve which are located in poor rural areas in need of economically sound projects.

In addition, by working with our current contract growers and field trials, we hope to generate many local testimonials for our farm management services, and our executive managers are well networked with the major international stevia growers to arrange international field trials.

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COMPETITION

As a full service stevia farm management service provider we will face competition from both non-stevia sweetener products and from other service providers within the stevia industry.

PRODUCT ALTERNATIVES - Stevia is the clear leader among natural zero calorie sweeteners at this time and it takes years to develop and bring to market new sweeteners of which few end up possessing all the qualities needed to be adopted mainstream. At this time we are not aware of any proven and viable alternative which possesses the positive qualities of stevia. As discussed above, the other sweeteners currently on the market lack many of the qualities that make stevia attractive to consumers and manufacturers, including the zero calorie/near zero glycemic index combination.

Additionally, estimates by industry analysts have put the expected requirements of stevia cultivation to surpass 100,000 Ha in the near future, which would require a several fold increase in leaf production to keep pace. As such, we do not perceive near or medium term competitor risk for leaf production.

Therefore, we believe that the most likely threat to stevia growers will come from alternative "natural" methods to produce stevia extracts that obviate the need to farm stevia, such as fermentation-derived stevia.

A fermentation-derived stevia ingredient would still meet the requirements to be classified as a "natural" ingredient and when done at volume could potentially be produced more economically than the farming method without impurities.

Major known companies that are progressing down this track include Evolva Holding SA of Switzerland who has acquired San Francisco based Abunda Nutrition, Inc., and Blue California of Rancho Stanta Margarita, California.

There are three areas that we will focus to reduce the risk and/or impact of alternative methods of stevia ingredient production.

     1. INCREASE FARMING EFFICIENCIES. The more efficient and scaled farming becomes, the higher the economic hurdle will be for other methods of production. Our intellectual property and continued research and development activities will allow our farms and those of our customers to increase efficiencies, decrease cost of production and produce better quality leaf.

     2. INTELLECTUAL PROPERTY PROTECTIONS. We plan to have a strong focus on developing protectable intellectual property which can create barriers to entry and protect our methodologies. Additionally, where applicable we will consider the acquisition of potentially synergistic intellectual property.

     3. CROP DIVERSIFICATION. Our farm management infrastructure and the majority of our intellectual property will be applicable to other high-value crops providing us with the flexibility to diversify our crops and the customer base for our farm management solutions.

GEOGRAPHIC DIVERSIFICATION AND COMPETITORS - Currently over 80% of stevia is grown in China and almost all of the high Reb-A variety stevia leaf is being produced in China. China is the center of commercial stevia growing for historical reasons due to its proximity to Japan and Korea, which have historically been the major markets for stevia. There is an effort to diversify away from China for high Reb-A production now that high Reb-A leaf production is in global demand. Due to its climate, China is likely not the most geographically optimal location to grow stevia, as stevia is sensitive to frost

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and China typically produces only one or two crops per year, requiring leaf processors to purchase and store sufficient leaf for an entire year of production.

Diversifying the supply chain of stevia leaf would provide several advantages:

     * Incorporating Southern Hemisphere production provides two major growing seasons;

     * Incorporation Equatorial production provides for year round production;

     * Enables better control of leaf quality where major propagation of stevia varieties is controlled;

     * Provides protection against country-specific political, regulatory, disease, and natural disaster risk; and

     *    Provides operations closer to end markets.

PureCircle has taken the lead to diversify away from China by establishing subsidiaries in South America (Paraguay) and Africa (Kenya). Both operations produced successful field trial results in 2010 and are now preparing for commercial cultivation under contract farming models.

Stevia One, an independent grower established in Peru, is adopting the plantation model and is targeting approximately 1,000 Ha under cultivation by the end of 2012.

S&W Seed Company signed a supply agreement with PureCircle in July of 2010 to grow stevia in North America under its subsidiary, Stevia California. S&W, founded in 1980, is headquartered in the Central Valley of California and specializes in producing alfalfa seed varieties.

In addition, GLG Life Tech Corporation is a China-centric company and has chosen to continue to focus on building and expanding its supply chain within China.

We are positioned to be the first major operation in Asia, outside of China, to produce high Reb-A Stevia leaf.

EMPLOYEES

After the Share Exchange Transaction, Mr. Blankenbaker, our President, is our sole employee. We have no immediate plans to hire any other employees.

We plan to negotiate an agreement with Growers Synergy, or another farm management company, whereby the farm management company will provide the staffing necessary to operate our farms. Similarly, we expect Agro Genesis, our anticipated technical partner, will provide staffing for our technical operations.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS FORM 8-K BEFORE MAKING AN INVESTMENT DECISION WITH REGARD TO OUR SECURITIES. THE STATEMENTS CONTAINED IN OR INCORPORATED INTO THIS FORM 8-K THAT ARE NOT HISTORIC FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. IF ANY OF THE FOLLOWING EVENTS DESCRIBED IN THESE RISK FACTORS ACTUALLY OCCURS, OUR

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BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED. IN THAT
CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR BUSINESS OR BASE AN INVESTMENT DECISION.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. We are a development stage company that has yet to generate any revenue. Stevia is still a relatively new product in the sweetener marketplace and it has never been commercially grown in Vietnam or many of our other target locations. Both the continued growth of the stevia market in general, and our ability to introduce commercial development of stevia to new regions, face numerous risks and uncertainties. In particular, we have not proven that we can produce stevia in a manner that enables us to be profitable and meet manufacturer requirements, develop intellectual property to enhance stevia production, develop and maintain relationships with key growers and strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

WE HAVE NO REVENUES AND HAVE INCURRED LOSSES.

Our auditors have expressed uncertainty as to our ability to continue as a going concern as of our fiscal year ended March 31, 2010. Furthermore, since inception we have not generated any revenues. As of December 31, 2010, we had an accumulated deficit of approximately $74,802. We anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate revenue or receive additional investment in the Company to continue operations. Such financing may not be available in sufficient amounts, or on terms acceptable to us and may dilute existing shareholders.

IF WE FAIL TO RAISE ADDITIONAL CAPITAL, OUR ABILITY TO IMPLEMENT OUR BUSINESS MODEL AND STRATEGY COULD BE COMPROMISED.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity financings. We expect to require substantial additional capital in the near future to develop our intellectual property base and to establish the targeted levels of commercial production of stevia. We may not be able to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near term operations, we expect that we will require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

WE FACE INTENSE COMPETITION WHICH COULD PROHIBIT US FROM DEVELOPING A CUSTOMER BASE AND GENERATING REVENUE.

The sweetener industry is highly competitive with companies that have greater capital resources, facilities and diversity of product lines. Additionally, if demand for stevia continues to grow, we expect many new competitors to enter the market as there are no significant barriers to entry in the industry. More established agricultural companies with much greater financial resources who do not currently compete with us may be able to easily adapt their existing operations to production of stevia. Due to this competition, there is no

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
assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our services or that competition in the industry will not lead to reduced prices for the stevia leaf.

Our competitors may also introduce new non-stevia based low-calorie sweeteners or be successful in developing a fermentation-derived stevia ingredient or other alternative production method which could also increase competition and decrease demand for stevia-based products.

INABILITY TO PROTECT OUR TRADEMARKS AND OTHER PROPRIETARY RIGHTS COULD DAMAGE OUR COMPETITIVE POSITION.

Our farm management services business will be heavily dependent upon the intellectual property we develop or acquire. Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We will rely on patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

A successful claim of infringement against us could result in a substantial damage award and materially harm our financial condition. Even if a claim against us is unsuccessful, we would likely have to devote significant time and resources to defending against it.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and disruptive of a company's management's attention, and in any event may not lead to a successful result relative to the resources dedicated to any such litigation.

WE MAY BE UNABLE TO EFFECTIVELY DEVELOP AN INTELLECTUAL PROPERTY PORTFOLIO OR MAY FAIL TO KEEP PACE WITH ADVANCES IN TECHNOLOGY.

We have no operating history in the agriculture industry and there is no certainty that we will be able to effectively develop a viable portfolio of intellectual property. The success of our farm management services, which are the core of our business, depends upon our ability to create such intellectual property.

Even if we are able to develop, manufacture and obtain any regulatory approvals and clearances necessary for our technologies and methods, the success of such services will depend upon market acceptance. Levels of market acceptance for our services could be affected by several factors, including:

     *    the availability of alternative services from our competitors;

     * the price and reliability of the our services relative to that of our competitors; and

     *    the timing of our market entry.

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
Additionally, our intellectual property must keep pace with advances by our competitors. Failure to do so could cause our position in the industry to erode rapidly.

CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF OUR TRADE SECRETS AND OTHER PROPRIETARY INFORMATION.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we will rely significantly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We will enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party's relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

WE WILL PRODUCE PRODUCTS FOR CONSUMPTION BY CONSUMERS THAT MAY EXPOSE US TO LITIGATION BASED ON CONSUMER CLAIMS AND PRODUCT LIABILITY.

The stevia produced at our farms will be integrated into stevia-based products which will be consumed by the general public. Additionally, we may manufacture and sell private label stevia-based food products. Even though we intend to grow and sell products that are safe, we have potential product risk from the consuming public. We could be party to litigation based on consumer claims, product liability or otherwise that could result in significant liability for us and adversely affect our financial condition and operations.

IF OUR SERVICES DO NOT GAIN ACCEPTANCE AMONG STEVIA GROWERS, WE MAY NOT BE ABLE TO RECOVER THE COST OF OUR INTELLECTUAL PROPERTY DEVELOPMENT.

Our business model relies on the assumption that we will be able to develop methods and protocols, secure valuable plant strains and develop other intellectual property for stevia farming that will be attractive to both stevia growers and manufacturers. We plan to spend significant amounts of capital to develop this intellectual property portfolio. If we are unable to secure such intellectual property or if our methods and protocols do not gain acceptance among growers or manufacturers, our intellectual property will have limited value. A number of factors may affect the market acceptance of our products and services, including, among others, the perception by growers of the effectiveness of our intellectual property, the perception among manufacturers of the quality of stevia produced using our intellectual property, our ability to fund marketing efforts, and the effectiveness of such marketing efforts. If such products and services do not gain acceptance by growers and/or manufacturers, we may not be able to fund future operations, including the expansion of our own farming projects and development and/or acquisition of additional intellectual property, which inability would have a material adverse effect on our business, financial condition and operating results.

ANY FAILURE TO ADEQUATELY ESTABLISH A NETWORK OF GROWERS AND MANUFACTURERS WILL IMPEDE OUR GROWTH.

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
We expect to be substantially dependent on manufacturers to purchase the stevia produced both at our own farms and at those of our customers. We have entered into a supply agreement with a manufacturer and two purchase agreements with growers and are in the process of establishing a network of growers to produce stevia using our methods and protocols. The relationship with this manufacturer and its perception of the stevia produced using our farm management services will determine its willingness to enter into purchase contracts with us and our customers on attractive terms. Our ability to secure such contracts will influence our attractiveness to growers who are potentially interested in partnering with us. Achieving significant growth in revenue will depend, in large part, on our success in establishing this production network. If we are unable to develop an efficient production network, it will make our growth more difficult and our business could suffer.

IF WE ARE UNABLE TO DELIVER A CONSISTENT, HIGH QUALITY STEVIA LEAF AT SUFFICIENT VOLUMES, OUR RELATIONSHIP WITH OUR MANUFACTURERS MAY SUFFER AND OUR OPERATING RESULTS WILL BE ADVERSELY AFFECTED.

Manufacturers will expect us to be able to consistently deliver stevia at sufficient volumes, while meeting their established quality standards. If we are unable to consistently deliver such volumes either from our own farms, or those of our grower partners, our relationship with these manufacturers could be adversely affected which could have a negative impact on our operating results.

CHANGES IN CONSUMER PREFERENCES OR NEGATIVE PUBLICITY OR RUMORS MAY REDUCE DEMAND FOR OUR PRODUCTS.

Recent data suggests consumers are adopting stevia as a sweetener in many products. However, stevia is a relatively new ingredient in consumer products and many consumers are not familiar with it. Therefore, any negative reports or rumors regarding either the taste or perceived health effects of stevia, whether true or not, could have a severe impact on the demand for stevia-based products. Manufacturers may decide to rely on alternative sweeteners which have a more established history with consumers. Primarily operating at the grower level, we will have little opportunity to influence these perceptions and there can be no assurance that the increased adoption of stevia in consumer food and beverage products will continue. Additionally, new sweeteners with similar characteristics to stevia may emerge which could be cheaper to produce or be perceived to have other qualities superior to stevia. Any of these factors could adversely affect our ability to produce revenues and our business, financial condition and results of operations would suffer.

FAILURE TO EFFECTIVELY MANAGE GROWTH OF INTERNAL OPERATIONS AND BUSINESS MAY STRAIN OUR FINANCIAL RESOURCES.

We intend to significantly expand the scope of our farming operations and our research and development activities in the near term. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

     * The need for continued development of our financial and information management systems;

     * The need to manage strategic relationships and agreements with manufacturers, growers and partners; and

     * Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management and other personnel. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments. Our inability to successfully manage growth could materially adversely affect our business.

ADVERSE WEATHER CONDITIONS, NATURAL DISASTERS, CROP DISEASE, PESTS AND OTHER NATURAL CONDITIONS CAN IMPOSE SIGNIFICANT COSTS AND LOSSES ON OUR BUSINESS.

Weather-related events could significantly affect our results of operations. We do not currently maintain insurance to cover weather-related losses and if we do obtain such insurance it likely will not cover all weather-related events and, even when an event is covered, our retention or deductible may be significant. Cooler temperatures in the regions where we operate could negatively affect us, while not affecting our competitors in other regions.

Our crops, and those of our grower partners, could also be affected by drought, temperature extremes, hurricanes, windstorms and floods. In addition, such crops could be vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of agricultural production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both crop size and crop quality. In extreme cases, entire harvests may be lost. These factors may result in lower production and, in the case of farms we own or manage, increased costs due to expenditures for additional agricultural techniques or agrichemicals, the repair of infrastructure, and the replanting of damaged or destroyed crops. We may also experience shipping interruptions, port damage and changes in shipping routes as a result of weather-related disruptions.

Competitors and industry participants may be affected differently by weather-related events based on the location of their production and supply. If adverse conditions are widespread in the industry, it may restrict supplies and lead to an increase in prices for stevia leaf, but our typical fixed-price supply contracts may prevent us from recovering these higher costs.

OUR OPERATIONS AND PRODUCTS ARE REGULATED IN THE AREAS OF FOOD SAFETY AND PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

Our operations and products are subject to inspections by environmental, food safety, health and customs authorities and to numerous governmental regulations, including those relating to the use and disposal of agrichemicals, the documentation of food shipments, the traceability of food products, and labeling of our products for consumers, all of which involve compliance costs. Changes in regulations or laws may require, operational modifications or capital improvements at various locations. If violations occur, regulators can impose fines, penalties and other sanctions. The costs of these modifications and improvements and of any fines or penalties could be substantial. We can be adversely affected by actions of regulators or if consumers lose confidence in the safety and quality of stevia, even if our products are not implicated.

IF WE ARE UNABLE TO CONTINUALLY INNOVATE AND INCREASE EFFICIENCIES, OUR ABILITY TO ATTRACT NEW CUSTOMERS MAY BE ADVERSELY AFFECTED.

In the area of innovation, we must be able to develop new processes, plant strains, and other technologies that appeal to stevia growers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance or generate satisfactory financial returns.

CURRENT GLOBAL ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR INDUSTRY, BUSINESS AND RESULT OF OPERATIONS.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause manufacturers to cancel, decrease or delay their existing and future orders with us. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

OUR BUSINESS DEPENDS SUBSTANTIALLY ON THE CONTINUING EFFORTS OF OUR EXECUTIVE OFFICERS AND OUR BUSINESS MAY BE SEVERELY DISRUPTED IF WE LOSE THEIR SERVICES.

Our future success depends substantially on the continued services of our executive officers, especially our President, George Blankenbaker. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

LITIGATION MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

WE MAY BE REQUIRED TO INCUR SIGNIFICANT COSTS AND REQUIRE SIGNIFICANT MANAGEMENT RESOURCES TO EVALUATE OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AS REQUIRED UNDER SECTION 404 OF THE SARBANES-OXLEY ACT, AND ANY FAILURE TO COMPLY OR ANY ADVERSE RESULT FROM SUCH EVALUATION MAY HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). Section 404 requires us to include an internal control report with this Annual Report on Form 10-K. This report must include management's assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. As of March 31, 2010, the management of the Company assessed the effectiveness of the Company's internal control over financial reporting based on the criteria for effective internal control over financial reporting established in INTERNAL CONTROL--INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and SEC guidance on conducting such assessments. Management concluded, as of the year ended March 31, 2010, that its internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management realized there were deficiencies in the design or operation of our internal control that adversely affected our internal controls which management considers to be material weaknesses including those described below:

     i) We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

     ii) We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

     iii) We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management's view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

     iv) We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that, we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management's assessment or conclude that our internal control over financial reporting is operating effectively.

RISKS RELATED TO DOING BUSINESS IN DEVELOPING COUNTRIES

OUR INTERNATIONAL OPERATIONS WILL BE SUBJECT TO THE LAWS OF THE JURISDICTIONS IN WHICH WE OPERATE.

A significant portion of our initial business operations will occur in Vietnam. We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the Vietnamese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government's decisions by the superior government. These uncertainties may limit legal protections available to us.

OUR INTERNATIONAL OPERATIONS INVOLVE THE USE OF FOREIGN CURRENCIES, WHICH SUBJECTS US TO EXCHANGE RATE FLUCTUATIONS AND OTHER CURRENCY RISKS.

The revenues and expenses of our international operations will generally be denominated in local currencies, which will subject us to exchange rate fluctuations between such local currencies and the U.S. dollar. These exchange rate fluctuations will subject us to currency translation risk with respect to the reported results of our international operations, as well as to other risks sometimes associated with international operations. In the future, we could experience fluctuations in financial results from our operations outside of the United States, and there can be no assurance we will be able, contractually or otherwise, to reduce the currency risks associated with our international operations.

WE MAY BE ADVERSELY AFFECTED BY ECONOMIC AND POLITICAL CONDITIONS IN THE COUNTRIES WHERE WE OPERATE.

We will operate in Vietnam and other countries throughout the world. Economic and political changes in these countries, such as inflation rates, recession, foreign ownership restrictions, restrictions on transfer of funds into or out of a country and similar factors may adversely affect results of operations.

While it is our understanding that the economy in Vietnam has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various economic sectors. The government of Vietnam has implemented various measures to encourage or control economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam are still owned by the Vietnamese government. The continued control of these assets and other aspects of the national economy by Vietnam government could materially and adversely affect our business. The Vietnamese government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Vietnamese government to slow the pace of growth of the Vietnamese economy could negatively affect our business.

OUR INSURANCE COVERAGE MAY BE INADEQUATE TO COVER ALL SIGNIFICANT RISK
EXPOSURES.

We will be exposed to liabilities that are unique to the products we will provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. In addition, because the insurance industry in Vietnam and other developing countries are still in their early stages of development, business interruption insurance available in such countries relating to our intended services and products offers limited coverage compared to that offered in many other developed countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICERS, DIRECTORS AND ASSETS BASED IN VIETNAM.

Substantially all of our assets will be located in Vietnam and a significant number of our officers and directors may reside outside of the United States as well. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Vietnam does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Vietnam would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

OUR STOCK IS CATEGORIZED AS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A SHAREHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is categorized as a "penny stock". The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A SHAREHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority ("FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

WE EXPECT TO EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT SHAREHOLDERS' INVESTMENTS.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for "penny stock", such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER NEVADA LAW AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

                              FINANCIAL INFORMATION

The financial information required by this item is also incorporated herein by reference to our Form 10-K, filed with the SEC on July 14, 2010 for the year ended March 31, 2010, and under the heading Management's Discussion and Analysis of Financial Condition and Results of Operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The audited financial statements attached as Exhibit 99.1 are incorporated by reference herein. The pro forma financial information attached as Exhibit 99.2 is incorporated by reference herein. These pro forma financial statements combine the financial information of Stevia Corp. and Stevia Ventures International Ltd. as at April 30, 2011 as if they were combined as of December 31, 2010.

The following discussion is a discussion of BVI's financial condition, changes in financial condition, plan of operations and results of operations.

The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Form 8-K.

BACKGROUND AND PLAN OF OPERATIONS

BVI is a development stage company that has recently acquired certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

BVI plans to generate revenue through two primary sources: (i) the sale of stevia grown on its own farmed property and (ii) its farm management services, which will provide plant breeding, agricultural protocols, post-harvest techniques and other services to stevia growers.

BVI's initial farming efforts and farm management service are focused in Vietnam. BVI plans to partner with leading refiners to create a reliable purchasing source for both the stevia it grows and that produced by its contract partners using the BVI methods and technologies.

BVI's initial focus and capital expenditures will be directed toward intellectual property development which will attempt to identify optimal cultivar varieties for intended growing sites, develop and test a propagation protocol, develop cultivation technology including an intercropping system and regional adaptability test, and develop post-harvest and refinery processes. Once such protocols and technologies are established, BVI plans to expand its commercial farming of stevia using such intellectual property, with the goal of 5,000 Ha of production by the end of its sixth fiscal year, while also marketing such farming methods and technologies to other stevia farmers.

RESULTS OF OPERATIONS

BVI has had limited operations to-date, which have primarily consisted of securing purchase and supply contracts and office space and developing relationships with potential partners.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

FROM INCEPTION THROUGH APRIL, 2011

The following table sets forth certain financial information relating to BVI for the period from April 11, 2011 (Date of Inception) to April 30, 2011. The financial information presented has been derived from the audited financial statements included herein as Exhibit 99.1.

                                                                    For the
                                                                  Period from
                                                                 April 11, 2011
                                                                  (Inception)
                                                                    through
                                                                   April 30,
                                                                     2011
                                                                   --------

REVENUE                                                            $     --
                                                                   --------
OPERATING EXPENSES
  Accounting and legal                                                2,145
  Office and miscellaneous                                              100
                                                                   --------

Loss before income taxes                                             (2,245)

Provision for income taxes                                               --
                                                                   --------

Net loss                                                           $ (2,245)
                                                                   ========

Net loss per common share - basic and diluted                      $ (22.45)
                                                                   ========
Weighted average number of common shares outstanding -
 basic and diluted                                                      100
                                                                   ========

REVENUES

The Company has had no revenues since inception. It expects to begin earning revenues once the Company has established licensable intellectual property or has begun producing commercial quantities of stevia.

EXPENSES

Expenses from inception to date relate to costs associated with incorporating BVI, completion of the business plan, negotiating its purchase and supply contracts and securing office space.

NET LOSS

The net loss was due to the lack of revenues and increases in expenses discussed above.

LIQUIDITY AND CAPITAL RESOURCES

The following information has been derived from the pro forma financial information included herein as Exhibit 99.2. As at December 31, 2010, as if the Share Exchange Transaction had occured on that date, we have $9 in cash and $22,956 in current liabilities. At such time our total assets were $9 and our total liabilities were $22,956. Our net working capital was, on a pro forma basis, -$22,946.

CASH TO OPERATING ACTIVITIES

During the period from inception to April 30, 2011, operating activities used cash of $57,929, resulting in a net loss of $77,047.

CASH TO INVESTING ACTIVITIES

During the period from inception to April 30, 2011, we expended $0 on investing activities.

CASH FROM FINANCING ACTIVITIES

During the period from inception to April 30, 2011 we raised $57,938 through equity offerings.

CAPITAL REQUIREMENTS

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

We expect our initial capital requirements will be for intellectual property development, initial field trials and planning and readiness development for the commercialization that we hope to begin in year three. We plan to fund such activities through various forms of financing including equity, convertible debt, bank loans, lines of credit and other options that may be available to us. Subsequently, we will require additional capitalization to expand our commercial production to reach our target of 5,000 Ha in Vietnam.

We have no assurance that financing will be available to us, or if available, on terms acceptable to us. If financing is not available to us, or on satisfactory terms, we may be unable to continue, develop or expand our operations. Additional equity financing could also result in additional dilution to our existing shareholders.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

As of December 31, 2010, the end of our latest fiscal year, we did not have any long-term debt or purchase obligations.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of our financial assets and liabilities, such as accrued expenses, approximate their fair values because of the short maturity of these instruments.

We do not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, we did not have any fair value adjustments for assets and liabilities measured at fair value at April 30, 2011; no gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended April 30, 2011.

REVENUE RECOGNITION

We follow paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. We will recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

INCOME TAXES

We account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

We adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

COMMITMENTS AND CONTINGENCIES

We follow subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 "FAIR VALUE MEASUREMENTS AND DISCLOSURES (TOPIC 820) IMPROVING DISCLOSURES ABOUT FAIR VALUE MEASUREMENTS", which provides amendments to Subtopic 820-10 that require new disclosures as follows:

     1. Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

     2. Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level
          3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

     1. Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

     2. Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from MAJOR CATEGORIES of assets to CLASSES of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In August 2010, the FASB issued ASU 2010-21, "ACCOUNTING FOR TECHNICAL AMENDMENTS TO VARIOUS SEC RULES AND SCHEDULES: AMENDMENTS TO SEC PARAGRAPHS PURSUANT TO RELEASE NO. 33-9026: TECHNICAL AMENDMENTS TO RULES, FORMS, SCHEDULES AND CODIFICATION OF FINANCIAL REPORTING POLICIES" ("ASU 2010-21"), was issued to conform the SEC's reporting requirements to the terminology and provisions in ASC 805, BUSINESS COMBINATIONS, and in ASC 810-10, CONSOLIDATION. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, "Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies," which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update. In August 2010, the FASB issued ASU 2010-22, "ACCOUNTING FOR VARIOUS TOPICS: TECHNICAL CORRECTIONS TO SEC PARAGRAPHS" ("ASU 2010-22"), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics. The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 "INTANGIBLES--GOODWILL AND OTHER (TOPIC 350): WHEN TO PERFORM STEP 2 OF THE GOODWILL IMPAIRMENT TEST FOR REPORTING UNITS WITH ZERO OR NEGATIVE CARRYING AMOUNTS" ("ASU 2010-28").Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 "BUSINESS COMBINATIONS (TOPIC 805): DISCLOSURE OF SUPPLEMENTARY PRO FORMA INFORMATION FOR BUSINESS COMBINATIONS" ("ASU 2010-29"). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

                             DESCRIPTION OF PROPERTY

Our international corporate office is located at 14 Chin Bee Road, Singapore 619824. We also maintain an office in Vietnam at No 602, CC2A, Thanh Ha `s building, Bac Linh Dam, Hoang Mai district, Hanoi, Vietnam and in the United States at 7117 US 31 South, Indianapolis, IN 46227.

We have established three nursery fields in Vietnam on property which we manage for our growers. The properties are approximately 3 Ha in size, and are capable of supporting a total propagation of approximately 30 Ha of field trials.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP PRIOR TO SHARE EXCHANGE TRANSACTION

The Company has only one class of stock outstanding, common stock. The following table sets forth certain information as of June 23, 2011 prior to the Closing of the Share Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially 5% or more of the outstanding shares of our common stock. To our knowledge, except as indicated in any footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

       Name and Address                             Amount and Nature           Percentage
    of Beneficial Owner(1)                       of Beneficial Ownership        of Class(2)
    ----------------------                       -----------------------        -----------
Mohanad Shurrab                                        56,000,000                 70.2%
President, Secretary, Treasurer, and Director
P.O. Box 3571
Dubai, UAE

All Officers and Directors as a Group                  56,000,000                 70.2%

----------
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2) Based on 79,800,000 shares of our common stock outstanding as of June 23, 2011, prior to the Closing of the Share Exchange Transaction.

SECURITY OWNERSHIP AFTER SHARE EXCHANGE TRANSACTION

The following table sets forth certain information as of June 23, 2011, after giving effect to the Closing of the Share Exchange Transaction with respect to the beneficial ownership of our common stock for (i) each director and officer,
(ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially 5% or more of the outstanding shares of our common stock. To our knowledge, except as indicated in any footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

       Name and Address                             Amount and Nature           Percentage
    of Beneficial Owner(1)                       of Beneficial Ownership        of Class(2)
    ----------------------                       -----------------------        -----------
George Blankenbaker                                    12,000,000                 20.41%
President, Secretary, Treasurer, and Director
6451 Buck Creek Pkwy
Indianapolis, IN 46227

Mohanad Shurrab
P.O. Box 3571
Dubai, UAE                                             23,000,000                 39.12%

All Officers and Directors as a Group                  12,000,000                 20.41%

----------
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2) Based on 58,800,000 shares of our common stock outstanding as of June 23, 2011, after the Closing of the Share Exchange Transaction.

                        DIRECTORS AND EXECUTIVE OFFICERS

In connection with, but not as a condition of, the Exchange Agreement, the Company agreed to appoint Mr. George Blankenbaker to our Board of Directors effective June 23, 2011.

Furthermore, concurrent with the Closing of the Exchange Agreement, Mr. Shurrab resigned as a Director and as our President, Secretary and Treasurer. Immediately following the resignation of Mr. Shurrab from his officer positions we appointed Mr. Blankenbaker as our President, Secretary and Treasurer. A description of our newly appointed directors and officers can be found below in the section titled "Current Management."

The following table sets forth certain information for each executive officer and director of the Company after the Closing Date of the Exchange Agreement.

Name                        Age               Position                     Since
----                        ---               --------                     -----

George Blankenbaker         46        Director, President, Secretary       2011
                                      and Treasurer

OFFICERS AND DIRECTORS:

GEORGE BLANKENBAKER - PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

Mr. Blankenbaker became our President, Secretary, Treasurer and Director in June, 2011. Since November 2008, Mr. Blankenbaker has been leading the development of high Reb-A stevia farming in Vietnam, where he imported the Morita variety to trial in 2008 and signed a contract to supply stevia leaf to PureCircle, the industry's leading refiner, in 2009. Mr. Blankenbaker was raised on a farm and became involved in large scale commercial agriculture in 2002 when he began working with the Agri-Food Veterinary Authority of Singapore (AVA) to provide strategically important food supplies to Singapore and has extensive experience managing agriculture projects in South East Asia. Mr. Blankenbaker received a Bachelors of Science in Business Finance from Indiana University in 1988, where he also studied Asian Political Science. Mr. Blankenbaker's recent activities and experience in Vietnam have laid the groundwork for the Company's current business strategy, and his in-depth knowledge of such matters will be invaluable to our Board of Directors.

OTHER KEY MANAGEMENT:

DR. SUNG DO SONG - PRINCIPAL AGRONOMY ADVISOR

Author of over twenty publications in key crop science journals, Dr. Song's 23 year working career spans research, development and marketing in Crop Science and Agri-Bio Industries. Prior to founding Agro Genesis in 2005, Dr. Song was the Regional Technical Director, Agricultural Products for BASF, a Fortune 500 company where he spearheaded more than 50 strategic technical programs in 15 Asia-Pacific countries viz. Japan, Korea, China, Taiwan, India, Thailand, Indonesia, Malaysia, Philippines, Vietnam, Bangladesh, Pakistan, Sri Lanka, Australia and New Zealand and Dr. Song collaborated with EU, NAFTA and LA regional business units to prioritize portfolio development and conduct competitive analysis. In 2008 Dr. Song was the winner of the competitive 2008 "Technology Commercialization Award" conferred by the Singapore government (SPRING Singapore) for his proprietary Micro Suspension Technology - Corporate (Agro Genesis). Dr. Song received an Executive MBA from National University of Singapore Business School in 2006, a PhD in Agronomy, Plant and Agricultural Environment Science from Yeungnam University in Korea in 2002, a Master of Science in Agronomy from Seoul National University in 1997, and a Bachelor of Science in Agricultural Science from Seoul National University in 1987.

DR. SEUNG BEOM HONG - PRINCIPAL AG CONSULTANT - CROP STUDY

Dr. Hong is an agronomist with crop cultivation, crop physiology and seed viability expertise in agriculture and life sciences and significant experience organizing and administering managerial functions of a research laboratory, leading experimental farm programs and projects requiring the implementation of complex research procedures under real field conditions. Dr. Hong received a PhD in Agronomy, Crop Cultivation and Soil Science from Yeungnam University in 1995, a Master of Science in Crop Cultivation and Soil Science from Yeungnam University in 1992, and a Bachelors of Science in Agriculture from Yeungnam University in 1990.

HIDEAKI HASUI - PRINCIPAL AG CONSULTANT - CROP PRODUCTION

Mr. Hasui is an agronomist with extensive crop production and management expertise in agriculture and life sciences. In his previous capacity as Team Leader of BASF Agricultural Research Institute, Japan, he developed quality crop production protocols and has spearheaded the development of over fifty agricultural crop inputs used in crop care.

Mr. Hasui will lead the development and implementation of crop production and management programs and his core competencies include:

     *    Designing farm and plantation layout

     * Evaluating soils for classification and suitability for specific crop production

     *    Estimating irrigation requirements

     *    Investigating, testing and evaluating potential water sources

     * Assessing the regional climate for varietal suitability, frost hazard, precipitation, heat summation

     *    Investigating regional varietals and market conditions

     * Recommending customized crop growing program including the use of crop production and crop protection inputs

Mr. Hasui received a Master of Science in Entomology from National Kagawa University in 1974 and a Bachelors of Science in Agriculture from National Kochi University in 1972.

THOMAS ONG - DIRECTOR OF OPERATIONS - ASIA

Beginning in August 2009, Mr. Ong served as the Managing Director of Farm2Home Pte Ltd, an agriculture consultancy and farm management company which acquired a portfolio of land leases in Indonesia and produced crops for the domestic and export markets until its acquisition in 2011 by Growers Synergy Pte Ltd, which Mr. Ong continues to serve as a board member. Mr. Ong is also a director of A.D. Venture Limited, a Singapore registered fund investment and management company with operating arms in Hong Kong and the PRC. Mr. Ong received a Master of Science in Information Studies from Nanyang Tchnological University in 2000 and a Bachelor of Business Administration from National University of Singapore in 1995.

FAMILY RELATIONSHIPS

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Other than as set forth above, no director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

COMMITTEES OF THE BOARD

Our Board of Directors held no formal meetings during the fiscal year ended March 31, 2011 or during the two months ended May 31, 2011. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the sole director. Such resolutions consented to in writing by the director entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of the Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the Board.

AUDIT COMMITTEE

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so until such time as a separate audit committee has been established. Mr. Blankenbaker does not meet the definition of an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding Board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

EXECUTIVE COMPENSATION - FORMER EXECUTIVE OFFICERS

No director, officer or employee of the Company received compensation during the fiscal year ended March 31, 2010.

EXECUTIVE COMPENSATION  - CURRENT EXECUTIVE OFFICERS

Pursuant to the Letter of Intent entered into on February 14, 2011, between the Company and Mr. Blankenbaker, included in on our periodic report on Form 8-K, as filed with the SEC on February 18, 2011, which is hereby incorporated by reference, we plan to establish either a stock or cash bonus plan for Mr. Blankenbaker which would compensate him upon the achievement of certain project milestones.

Other than as set forth above, none of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

EMPLOYMENT AGREEMENTS

None of our executive officers currently have employment agreements with us and the manner and amount of compensation for the above-referenced new officer and director has not yet been determined.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the SEC, our executive officers and directors, and persons who own more than 10% of our common stock timely filed all required reports pursuant to Section 16(a) of the Exchange Act for the year ended March 31, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS
                            AND DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 23, 2011, we entered into the Exchange Agreement. As a result of the Share Exchange Transaction, the BVI Stockholder received 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI. Mr. Blankenbaker, our newly appointed officer and director, was the sole shareholder and officer of BVI prior to the Closing of the Share Exchange Transaction. Accordingly, he was a recipient of certain shares of our common stock issued in connection with the Share Exchange Transaction. Effective at the Close of the Share Exchange Transaction, Mr. Blankenbaker was appointed as an officer of the Company and as a member of the Company's Board of Directors.

The Supply Contract with PureCircle was originally executed by and between PureCircle and Waterland Holdings PTE Ltd. ("Waterland Holdings"). Mr. Blankenbaker is the Managing Director of Waterland Holdings. Waterland Holdings assigned the Supply Contract to Growers Synergy PTE Ltd ("Growers Synergy"). Mr. Blankenbaker is the Managing Director of Growers Synergy. Growers Synergy assigned the Supply Contract to BVI.

Other than as set forth above, no officer or director of the Company held any position with BVI or the Company prior to the Closing of the Share Exchange Transaction nor has he been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no family relationships between any of our former or current officers and directors.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliation's of such person's immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evident in writing.

DIRECTOR INDEPENDENCE

During the year ended March 31, 2010, we did not have any independent directors on our Board. Mr. Blankenbaker is not independent. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or 2% of that other company's consolidated gross revenues.

                                LEGAL PROCEEDINGS

None.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol STEV. There is currently no established public trading market for our common stock.

PENNY STOCK

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $4.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock;
(b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

HOLDERS OF OUR COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share. As of June 23, 2011, prior to giving effect to the Closing of the Share Exchange Transaction, we had 79,800,000 shares of common stock outstanding. Our shares are held by approximately six shareholders of record.

Our stock transfer agent for our securities is Routh Stock Transfer, Inc., 6860
N. Dallas Parkway, Suite 200, Plano, Texas 75024 and its telephone number is
(972) 381-2782.

DIVIDENDS

We have not declared, or paid, any cash dividends since inception and do not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans.

                     RECENT SALES OF UNREGISTERED SECURITIES

SHARE EXCHANGE TRANSACTION

In connection with the Share Exchange Transaction, on the Closing Date we issued a total of 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI.

The common stock was issued in reliance upon exemption from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof, and comparable exemptions under state securities laws. The common stock was issued to "accredited investors," as such term is defined in Rule 501(a) under the Securities Act, based upon representations made by such investor.

                     DESCRIPTION OF REGISTRANT'S SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws all as in effect upon the Closing of the Share Exchange Transaction. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share, of which 58,800,000 shares are issued and outstanding subsequent to the Closing of the Exchange Transaction.

COMMON STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or bylaws that would delay, defer or prevent a change in control. Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company and the holders of our preferred stock, if any, outstanding at the time have been satisfied.

DIVIDENDS

No cash dividends have ever been declared by our board of directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and any future decision to pay dividends will be made by our board of directors based on cash flow and their assessment of the needs of our company. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

We do not have any outstanding options, warrants or convertible securities.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

NEVADA LAW

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a)  is not liable pursuant to Nevada Revised Statute 78.138, or

     (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a)  is not liable pursuant to Nevada Revised Statute 78.138; or

     (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

     (a)  the creation of a trust fund;

     (b)  the establishment of a program of self-insurance;

     (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

     (d)  the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  by the stockholders;

     (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

     (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

CHARTER PROVISIONS AND OTHER ARRANGEMENTS OF THE REGISTRANT

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

Any indemnification hereunder, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth hereunder. Such determination shall be made:

     (i)  by the stockholders;

     (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;

     (iii) if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

     (iv) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

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
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors unless it is ultimately determined that such director, officer, employee or agent is not entitled to be indemnified by the Company as authorized in this section or as provided by law.

The indemnification provided hereby:

     (i) does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office; and

     (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or as serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this section.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in
Exhibit 99.1, which is incorporated herein by reference.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

SHARE EXCHANGE TRANSACTION

As more fully described in Item 2.01 above, in connection with the Share Exchange Transaction, on the Closing Date we issued a total of 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI. Reference is made to the disclosure set forth under Item 2.01 of this Form 8-K, which disclosure is incorporated by reference.

The common stock was issued in reliance upon exemption from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof, and comparable exemptions under state securities laws.

PROMISSORY NOTE

In connection with the transactions contemplated by the Exchange Agreement, on February 14, 2011 we issued a convertible promissory note in the principal amount of $250,000 to Vantage Associates SA ("Vantage") and on June 23, 2011, we issued an additional convertible promissory note to Vantage in the principal amount of $100,000 (the "Notes"). The Notes are convertible into shares of the Company's common stock upon the closing by the Company of an equity financing yielding aggregate gross proceeds of at least $100,000. The Notes will convert at the price per share of the securities issued in such financing.

The Notes were issued in reliance upon exemption from registration under the Securities Act pursuant to Regulation S thereof.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information contained in Item 2.01 above is incorporated by reference herein.

RESIGNATION OF OFFICER

Effective June 23, 2011, Mr. Shurrab resigned as a Director and as our President, Treasurer and Secretary

APPOINTMENT OF OFFICER AND DIRECTOR

Effective upon Mr. Shurrab's resignation, we agreed to appoint Mr. Blankenbaker to our Board of Directors and as our President, Secretary and Treasurer.

Our officers and directors as of June 23, 2011 are as follows:

Name                        Age                     Position
----                        ---                     --------

George Blankenbaker         46      Director, President, Secretary and Treasurer

There are no family relationships among any of our officers or directors. Neither our sole director nor our sole officer has an employment agreement with the Company.

Other than the Share Exchange Transaction and our current director's involvement therein as disclosed in Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company's total assets at year-end for the last three completed fiscal years, and in which our sole director and officer, Mr. Blankenbaker, had or will have a direct or indirect material interest. Other than the Share Exchange Transaction, as noted in Item
2.01 above, there is no material plan, contract or arrangement (whether or not written) to which Mr. Blankenbaker is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Blankenbaker, or any grant or award to Mr. Blankenbaker or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Executive Officers.

Descriptions of our newly appointed director and officer can be found in Item
2.01 above, in the section titled "Directors and Executive Officers - Current Management."

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
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Following the consummation of the Exchange Agreement in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. From and after the Closing of the Exchange Agreement, our primary operations consist of the business and operations of BVI.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01 above, which is incorporated herein by reference.

     (A)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

The audited consolidated financial statements of BVI for the period April 30, 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

     (B)  PRO FORMA FINANCIAL INFORMATION

Incorporated by reference to Exhibit 99.2 attached hereto.

     (C)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

     (D)  EXHIBITS

Exhibit No.                        Description
-----------                        -----------

2.1           Share Exchange Agreement dated June 23, 2011*

2.2           Make Good Escrow Agreement dated June 23, 2011*

3.1 Articles of Incorporation of the Registrant, including all amendments to date (incorporated by reference to the registrant's Registration Statement on Form S-1 filed on July 16, 2008 and the Registrant's Current Report on Form 8-K filed March 9, 2011)

3.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to the registrant's Current Report on Form 8-K filed on March 22, 2011)

10.1          Supply Agreement with PureCircle Sdn Bhd, dated February 20, 2009*

10.2 Supply Agreement with Asia Stevia Investment Development Company Ltd, dated April 12, 2011*

10.3          Supply Agreement with Stevia Ventures Corporation, dated April 12,
              2011*

10.4 Convertible Promissory Note, with Vantage Associates SA, dated February 14, 2011*

10.5          Convertible Promissory Note, with Vantage Associates SA, dated
              June 23, 2011*

99.1          Audited Financial Statement of Stevia Ventures International Ltd.
              for the Period From April 11, 2011 (Inception) to April 30, 2011*

99.2          Pro Forma Financial Information*

----------
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STEVIA CORP.
                                     a Nevada corporation


Dated: June 29, 2011                 /s/ George Blankenbaker
                                     -------------------------------------------
                                     George Blankenbaker, President and Director


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